UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 17, 2008

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On March 17, 2008, Nuvelo announced that in connection with the discontinuation of its alfimeprase clinical development program, described below under Items 7.01 and 8.01, it was terminating employees to reduce its current workforce by approximately 22 percent. The employee terminations will predominantly be effective March 20, 2008. Nuvelo is providing severance to the terminated employees, and anticipates incurring restructuring charges of approximately $3.0 million, primarily associated with personnel-related termination costs, which will be recognized in the first quarter of 2008.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the workforce reduction described above under Item 2.05, Michael D. Levy’s employment will terminate and Dr. Levy will cease to serve as Nuvelo’s Executive Vice President, Research and Development, effective March 17, 2008. Consistent with past practice, Nuvelo has offered to pay Dr. Levy severance benefits, including 12 months of salary continuation, 12 months accelerated vesting of stock options and payment of COBRA medical insurance coverage premiums, consistent with his current coverage, for up to approximately 12 months, in exchange for a release of claims in favor of Nuvelo.

ITEM 7.01	REGULATION FD DISCLOSURE.

ITEM 8.01	OTHER EVENTS.

On March 17, 2008, Nuvelo announced that data from its Phase 2 program in catheter occlusion (CO), known as SONOMA-3 (Speedy Opening of Non-functional and Occluded catheters with Mini-dose Alfimeprase), did not show sufficient improvement in catheter opening at the higher dose and concentration evaluated in the study to meet the desired target product profile. As a result, Nuvelo has ended further clinical development of alfimeprase, including its programs in CO and acute ischemic stroke.

In the open-label, single-arm, SONOMA-3 trial, alfimeprase restored catheter function in approximately 50 percent of patients at 15 minutes and approximately 60 percent of patients at one hour. While the 15-minute clearance rate represented an improvement over that seen in the previous Phase 3 SONOMA-2 trial, which evaluated a lower dose and concentration of alfimeprase than the SONOMA-3 trial, the clearance rate at one hour fell short of the company’s expectations. Cathflo®Activase® , the product currently on the market for catheter occlusion, has been shown to restore catheter function in more than 80 percent of occluded catheters within two to four hours.

On March 17, 2008, Nuvelo issued a press release announcing the discontinuation of its alfimeprase clinical development program and related workforce reduction, and providing updated guidance for 2008. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1(1)	Press Release titled “Nuvelo Announces Phase 2 Sonoma-3 Trial Did Not Meet Target Product Profile and Discontinues Alfimeprase Development,” dated March 17, 2008.

(1)	Pursuant to General Instruction B(2) of Form 8-K, Exhibit 99.1 shall be deemed furnished, and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President and General Counsel

Dated: March 17, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1(1)	Press Release titled “Nuvelo Announces Phase 2 Sonoma-3 Trial Did Not Meet Target Product Profile and Discontinues Alfimeprase Development,” dated March 17, 2008.

(1)	Pursuant to General Instruction B(2) of Form 8-K, Exhibit 99.1 shall be deemed furnished, and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.